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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported) August 8, 2006

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
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             (Exact Name of the Registrant as Specified in Charter)

           Nevada                        333-87224                98-0372780
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(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)

          1077 Business Center Circle, Newbury Park, California 91320
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (805) 480-1994

                                 Not Applicable.
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
               RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

In connection with the filing of an amendment to our registration statement on Form SB-2 with the Securities and Exchange Commission (the "Commission"), which was last amended and filed with the Commission on May 1, 2006 (the "Registration Statement"), we have been communicating with the Commission regarding the proper accounting treatment for certain liquidated damages associated with the $3.985 million private placement of warrants and shares of our common stock that occurred in February 2005, as well as certain liquidated damages associated with the $7.0 million private placement of warrants and convertible debentures that occurred in December 2005. As a result of ongoing communications with the Commission regarding the Registration Statement and the related financial statements, we have determined that the methodology that we had applied in our financial statements for the fiscal year ended December 31, 2005 and the interim period ended March 31, 2006, as filed in our annual report on Form 10-KSB and quarterly report on Form 10-QSB for those respective periods, did not properly value the liquidated damages, and therefore should no longer be relied upon. In determining the proper accounting for the liquidated damages, we are considering the guidance contained in Emerging Issue Task Force ("EITF") 05-04 View C, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument", subject to EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

We had previously disclosed in a current report on Form 8-K, filed with the Commission on March 17, 2006, that our financial statements for the interim periods ended March 31, 2005, June 30, 2005 and September 30, 2005, as filed in our quarterly reports on Form 10-QSB for those respective interim periods, should no longer be relied upon due to improper accounting treatment of the liquidated damages associated with the $3.985 million private placement of warrants and shares of our common stock. In such Form 8-K, we indicated that we planned to restate those financial statements in order to properly account for the liquidated damages, and further indicated that we planned to use a similar methodology to that applied in our financial statements for the fiscal year ended December 31, 2005 and the interim period ended March 31, 2006, as filed in our annual report on Form 10-KSB and quarterly report on Form 10-QSB for those respective periods. As indicated above, we have concluded that such methodology does not properly account for such liquidated damages.

In accordance with the foregoing, we have revised certain assumptions used when computing derivative liabilities associated with embedded conversion features, freestanding warrants and liquidated damages and are restating the financial statements for the fiscal year ended December 21, 2005, as well as the interim periods ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006. The revisions to the foregoing financial statements will affect the following financial statement captions: stated amount for derivative liabilities, deferred financing costs, and shareholders' deficit on the balance sheet; and other income and other expense on the income statement, net income and net loss. Also impacted are the stated amounts for basic and fully diluted earnings per share. The accounting for liquidated damages has no effect on our assets or cash flows used in operating and investing activities or cash generated from financing activities for the aforementioned fiscal year and interim periods.

This determination was made by us on August 8, 2006 and affects our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, as well as our quarterly reports on Form 10-QSB for the interim periods ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006. We will restate the financial statements included in such reports and file an amended annual report on Form 10-KSB/A and amended quarterly reports on Form 10-QSB/A for the aforementioned fiscal year and interim periods, respectively, as soon as practicable.

Our President and Chief Executive Officer and Treasurer and Vice President of Finance and Administration (our principal financial and accounting officer) discussed the matters described herein with our independent accountants.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ELECTRONIC SENSOR TECHNOLOGY, INC.


Date: August 14, 2006               By: /s/ Francis Chang
                                        ----------------------------------------
                                    Name:  Francis Chang
                                    Title: Secretary, Treasurer and Vice
                                           President of Finance and
                                           Administration